                                                                    EXHIBIT 10.5

                                    SUBLEASE

                                     BETWEEN

                            SCHNEIDER AUTOMATION INC.

                                       AND

                                  CONVERSE INC.

                                      DATE:

                                  JULY 27, 2001

                                   PREMISES AT

                       ONE HIGH STREET, NORTH ANDOVER, MA

                        AGREEMENT NUMBER: SUB - 07 - 01
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                                    SUBLEASE

1.    PARTIES

      This Sublease is made as of July 27, 2001, between SCHNEIDER AUTOMATION INC., a Delaware corporation (hereinafter "Sublessor") of One High Street, North Andover, MA 01845, and CONVERSE INC., a Delaware corporation (hereinafter "Sublessee") of One Fordham Road, North Reading, MA 01864.

2.    MASTER LEASE

      Sublessor is the holder of the tenant's interest in that certain lease agreement dated August 28, 1986, originally between North Andover Mills Realty as landlord and Gould Inc as tenant, as amended by three amendments dated March 1, 1991, February 1, 1992, and February 19, 1993, (collectively hereinafter the "Master Lease") a copy of which is attached hereto and made a part hereof as Attachment C, for premises originally known as the David & Furber Mill in North Andover, MA. Landlord's interest in the Master Lease is currently held by NAM Partners Limited Partnership (hereinafter "Master Sublessor" or "Landlord"). This Sublease at all times shall be subject and subordinate to the Master Lease. This Sublease shall be null and void and of no effect unless and until Master Sublessor has consented to this Sublease pursuant to the provisions of the Master Lease.

3.    PREMISES

      Sublessor hereby subleases to Sublessee a portion of the premises leased to Sublessor under the Master Lease containing approximately 65,800 square feet of rentable space and consisting of the entirety of the 3rd, 4th and 5th floors of Building 14, known as One High Street, North Andover, MA, as shown in Attachment A hereto (the "Premises"). The building in which the Premises is contained shall be referred to as the "Building." Sublessee is also hereby granted the right to use in common with others entitled thereto, the hallways, stairways, elevators and other common areas of the Building, including, without limitation, both passenger elevators and the handicapped elevator, necessary for access to the Premises, and lavatories nearest thereto. Prior to the commencement of the Term, Sublessor shall allow Sublessee to prepare the Premises for its occupancy. This preparation shall include the removal of the existing carpeting and demolition of certain interior walls of the Premises, except for the area known as the "Computer Room" which shall remain "as is," as per Attachment B, and the construction of certain other interior walls and related construction, as per Attachment D. Sublessee shall be responsible for all expenses related to this preparation except that Sublessor shall reimburse Sublessee for documented out of pocket costs related to demolition of interior walls and removal of existing carpet up to a maximum reimbursable amount of $60,000.00. Payment terms for reimbursement will be net ten (10) days from receipt of invoice. Sublessor shall be responsible for removal of all moveable office partitions and furniture from the
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Premises, within one week of execution of Sublease. In addition, Sublessor shall complete renovation of the lobby of the Building pursuant to certain specifications more particularly set forth as Attachment B hereto. Upon completion of the lobby renovations, Sublessee shall reimburse Sublessor for an amount equal to 50% of the documented out-of-pocket third party costs of Sublessor with respect to such lobby renovation, up to a maximum reimbursable amount equal to $25,000. The Premises together with all bathroom facilities located thereon shall be delivered to Sublessee in compliance with all building codes and other applicable laws. Sublessor shall provide access to the Premises to Sublessee and its employees 7 days a week, 24 hours per day pursuant to a card system which Sublessor shall maintain throughout the Term, said maintenance shall include the issuance and inventory of the access. cards to employees of Sublessee. Access cards shall remain the property of Sublessor, and shall be surrendered to Sublessor immediately upon termination of an employee, or the expiration or termination of this Sublease.

4.    TERM

      The term of this lease shall be for five (5) years, commencing on September 1, 2001, and ending on August 31, 2006 ("The Term").

5.    RENT

      The Sublessee shall pay to the Sublessor rent at the rate of $18/per rentable square foot gross ($1,184,400.00) per year, payable in advance in monthly installments of $98,700. Upon execution of this Sublease, Sublessee shall pay the sum of $394,800 which shall constitute rent in advance for the first month of the Term (September, 2001) and the last three months of the Term (June, July and August, 2006). Effective with the October, 2001 rent, and each month thereafter through and including May, 2006, rent of $98,700 shall be due and payable the first of each month.

6.    UTILITIES

      The Sublessor agrees to provide at its sole cost and expense, all electricity and other utility service, and to furnish reasonably hot and cold water and reasonable heat and air conditioning. to the Premises, the hallways, stairways, elevators, and lavatories during normal business hours from 8:00 a.m. to 10:00 p.m. Monday through Friday and from 8:00 a.m. through 5:00 p.m. on Saturday of the heating and air conditioning seasons of each year, to furnish elevator service, and to light passage-ways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the Sublessor's control.

      With respect to any interruptions due to alterations or improvements made by Sublessor, Sublessor agrees to use reasonable efforts to minimize disruption to Sublessee. Sublessor at its sole cost and expense shall provide air conditioning to Sublessee's computer room located on the 4th floor of the Building, 24 hours per day, seven days per week.
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      Except as provided herein, Sublessor shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the commencement date of this Sublease. In the event Sublessee requires additional utilities or equipment, the installation and maintenance thereof shall be the Sublessee's sole obligation, provided that such installation shall be subject to the written consent of the Sublessor and Master Lessor, which consent may be withheld if said installation, in Sublessor's sole discretion, negatively impacts Sublessor's operations at the Building.

7.    USE OF PREMISES

      The Sublessee shall use the Premises only for the purpose of general office space and other uses ancillary thereto (the "Permitted Use").

8.    COMPLIANCE WITH LAWS

      The Sublessee acknowledges that no trade or occupation shall be conducted in the (Premises or use made thereof which will be unlawful, improper, noisy, or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town, state or federal jurisdiction in which the Premises are situated.

9.    INSURANCE, INDEMNITY

      Sublessee shall not do or permit to be done any act or thing in or upon the Premises which will invalidate or be in conflict with the Certificate of Occupancy or the terms of the standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; and Sublessee shall, at its own expense, comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters or any other similar body having jurisdiction applicable to the Premises, as well as comply with FM Global loss prevention recommendations, with respect to its use thereof.

      If, by reason of any failure of Sublessee to comply with the provisions of this Lease or Sublessee's use of the Premises for other than the Permitted Use, the rate of fire, boiler, sprinkler, water damage or other insurance (with extended coverage) on the Building and property and equipment of Sublessor shall be higher than it otherwise would be, Sublessee shall reimburse Sublessor, as additional rent for that part of the fire, boiler, sprinkler, water, damage or other insurance premiums thereafter paid by Sublessor which shall have been charged because of such failure of Sublessee, and Sublessee shall make the reimbursement within fifteen (15) days of its receipt from Sublessor of a bill for the same.

      Sublessee shall obtain and keep in full force and effect during the term, at its own cost and expense, naming and protecting Sublessee as insured and naming Sublessor, and any of Sublessor's agents, Master Lessor and any mortgagee of the Building of which Sublessee has received written notice from Sublessor, as additional insureds, public liability insurance (with contractual liability endorsements) to afford protection against any and all claims for personal injury, death, or property
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damage occurring in, upon, about, or connected with the Premises or any part thereof in an amount not less than $2,000,000 for injury or death arising out of any one occurrence and $1,000,000 for damage to property in respect to any one occurrence, or in any increased amount reasonably required by Sublessor. Sublessee agrees to carry and maintain insurance against loss or damage by fire or such other risks or hazards as are insurable under then available standard forms of fire insurance policies with extended coverage, personal property equal to 100% of the full insurable value thereof.

      All such insurance shall be written in form and substance reasonably satisfactory to Sublessor by an insurance company of recognized responsibility qualified to do business in Massachusetts and may be carried as part of a blanket policy (separately scheduled). Upon failure of Sublessee to procure, maintain and pay all premiums therefor, Sublessor at its option may, upon not less than three (3) days prior written notice, obtain said insurance on Sublessee's behalf, and Sublessee agrees to pay the cost thereof to Sublessor within five (5) days after receipt of written demand as additional rent. Sublessee shall cause to be included in all such insurance policies a provision to the effect that the same will be noncancellable and not permitted to lapse except upon thirty (30) days prior notice to Sublessor. On the Commencement Date appropriate certificates shall be deposited with Sublessor. Any renewals, replacements or endorsements thereto shall also be so deposited.

      Sublessee shall indemnify and hold Sublessor harmless from and against all claims or damage (including attorneys' fees) to person or property occurring in or about the Building or arising from, related to or in connection with the use or occupancy of the Premises or the conduct, of Sublessee's business therein or therefrom (other than due to the negligence or willful misconduct of Sublessor, its agents or employees).

      Sublessor shall indemnify and hold Sublessee harmless from and against all claims or damage (including attorneys' fees) to person or property accruing in or about the Property and arising from the negligence or willful misconduct of Sublessor, its agents or employees.

      Sublessor agrees to maintain, or have maintained, with insurance companies of recognized responsibility qualified to do business in the Commonwealth of Massachusetts, in full force during the term hereof a policy or blanket policy or policies (separately scheduled) of all risk fire and casualty insurance covering the Building and Premises (excluding Sublessee's personal property) for the full replacement value and Sublessor shall deliver to Sublessee certificates of such insurance along with a fully executed copy of this Sublease.

10.   MAINTENANCE

      A. SUBLESSEE'S OBLIGATIONS

      The Sublessee agrees to maintain the Premises in good condition, damage, by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that, except for Sublessor's obligations to be performed pursuant to Section 3 above, the Premises are now in good order and the glass whole. The Sublessee shall not permit the Premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. Sublessee shall obtain written consent of Sublessor before erecting any sign on the Premises, and shall remove said sign at the expiration or earlier termination of this Sublease. Sublessee shall be responsible for maintaining, and upgrading if necessary, the Uninterruptible Power Supply (defined as a power protection system, manufactured by Liebert Corporation, through which the electric current for the computer system flows. This system is designed to eliminate power surges and short term power outages until the emergency generator can provide adequate power.) and generator system for computer room, at Sublessee's expense.

      B. SUBLESSOR'S OBLIGATIONS

      The Sublessor agrees at its sole cost to maintain the structure of the Building and all common areas, operating, electrical, plumbing and mechanical systems, except for the Uninterruptible Power Supply and generator system for the computer room which shall be Sublessee's sole responsibility, and the elevators in good operating condition and repair and in compliance with all applicable laws, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required by the Sublessee pursuant to this Sublease. Sublessor shall clean and maintain the common areas of the Building and the lobby in good condition and repair and shall keep all walkways and driveways reasonably clear of snow and ice. Sublessor shall maintain security and guard service at the same level of service as is provided to Sublessor at no additional cost to Sublessee. Sublessor shall provide nightly janitorial service to the Premises at the same level of service as is provided to Sublessor and in any event (i) bathrooms shall be cleaned nightly, (ii) carpets in the Premises shall be vacuumed weekly, (iii) trash removed nightly from the Premises and hallways and (iv) common areas of the Building shall be vacuumed nightly and (v) spot cleaning and internal window washing shall be provided as needed. Sublessor shall perform all obligations required of it under the Master Lease other than those obligations with respect to the Premises to be performed by Sublessee pursuant to the terms hereof. Sublessor shall not voluntarily amend, modify or cancel the Master Lease in any manner so as to adversely affect Sublessee's use and enjoyment of the Premises during the term of this Sublease. Sublessor warrants and represents to Sublessee that the Master Lease is in full force and effect and constitutes the entire agreement between Landlord and Sublessor and has not been modified except as noted above and there is no default by Sublessor thereunder.

11.   ALTERATIONS, ADDITIONS

      The Sublessee shall not make structural alterations or additions to Premises, but may make non-structural alterations provided the Sublessor consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at Sublessee's expense and shall be in quality at least equal to the present construction. Sublessee shall not permit any mechanics' liens, or similar liens, to remain upon the Premises for labor furnished to Sublessee or claimed to have been furnished to Sublessee in connection with work of any character performed or claimed to have been performed at the direction of Sublessee and shall cause any such lien to be released of record forthwith without cost to Sublessor. Any alterations or improvements made by the Sublessee shall become the property of the Sublessor at the termination of occupancy as provided herein. Sublessee, as a condition for receiving Sublessor's approval herein, may be required to remove said improvements or alterations at the expiration or earlier termination hereof.

Sublessor consents to the improvements to be performed by Sublessee as more particularly described in Attachment B hereto. Sublessee may make minor alterations (which shall be deemed to consist of those nonstructural alterations costing less than $10,000 in aggregate for each calendar year) without the consent of Sublessor. In addition, Sublessee, at its own expense, shall be permitted to place interior signage in the lobby of the Building, on the doors leading to the lobby of the Building and on floors in the Building in which the Premises are contained, and two "tombstones" at the Building entrances, front and rear, subject to the consent of Landlord and the consent of Sublessor, such consent not to be unreasonably withheld or delayed, provided said tombstones shall meet all code requirements.

12.   ASSIGNMENT, SUBLEASING

      The Sublessee shall not assign or sublet the whole or any part of the Premises without Sublessor's and Master Sublessor's prior written consents. Sublessor agrees not to unreasonably withhold its consent to such Sublease. Notwithstanding such consents, Sublessee shall remain liable to Sublessor for the payment of all rent and for the full performance of the covenants and conditions of this Sublease.

13.   SUBORDINATION

      This Sublease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part and the Sublessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust, or other such instruments in the nature of a mortgage. Failure of Sublessee to execute said documents within five (5) business days shall constitute default hereunder and shall establish conclusively that this Sublease is subordinate to said instrument, that Sublessor is not in default hereunder, and that Subtenant has not paid more than one month's rent in advance. With respect to any such mortgage, deed of trust or other instrument, Sublessee's obligations to subordinate shall be conditioned upon the holder of such mortgage, deed of trust or other instrument executing and delivering to Sublessee a nondisturbance and attornment agreement in form and substance reasonably satisfactory to Sublessee and such holder.

14.   SUBLESSOR'S ACCESS

      The Sublessor or agents of the Sublessor may, at reasonable times and in case of emergency, enter to view the Premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as Sublessor should elect to do and may show the Premises to others, and at any time within three (3) months before the expiration of the Term, may affix to any suitable part of the Premises a notice for letting or selling Premises or Building and keep the same so affixed without hindrance or molestation.

15.   INDEMNIFICATIONS AND LIABILITY

      The Sublessee shall save the Sublessor harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof or the building or from the sidewalks bordering upon the Premises so leased, or by any nuisance made or suffered on the Premises, unless such loss is caused by the neglect of the Sublessor, its agents or employees. The removal of snow and ice from the sidewalks and parking areas bordering upon the Premises shall be Sublessor's responsibility.

16.   FIRE, CASUALTY, EMINENT DOMAIN

      Should a substantial portion of the Premises, or of the Building, be substantially damaged by fire, or other casualty, or be taken by eminent domain and Sublessor is not reasonably able to restore such property within six (6) months, then Sublessor may elect to terminate this lease by written notice to Sublessee given within Sixty (60) days of such casualty or taking. When such fire, casualty, or taking renders the Premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the Sublessee may elect to terminate this lease if:

      A. the Sublessor fails to give written notice within sixty (60) days of intention to restore the Building and the Premises; or

      B. the Sublessor fails to restore the Building and Premises to a condition substantially suitable for their intended use within eight (8) months after said fire, casualty, or taking.

      The Sublessor reserves, and the Sublessee grants to the Sublessor, all rights and compensation which the Sublessee may have or receive for damages or injury to the Premises for any taking by eminent domain, except for damage to the Sublessee's fixtures, personal property, or equipment. Notwithstanding the above, Sublessee shall have the right to pursue compensation for damages suffered as a result of any eminent domain action.

17.   DEFAULT AND BANKRUPTCY

      In the event that:

      A. the Sublessee shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for five (5) days after written notice thereof; or

      B. the Sublessee shall default in the observance or performance of any other of the Sublessee's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written. notice or such longer period as may be reasonably .necessary to cure such default, provided that Sublessee commences to cure such default within thirty
(30) days after written notice and diligently prosecutes such default to completion; or

      C. the Sublessee shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of Sublessee's property for the benefit of creditors,

then the Sublessor shall have the right thereafter, while such default continues, to re-enter and take complete possession of the Premises, to declare the Term ended, and remove the Sublessee's effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The Sublessee shall indemnify the Sublessor against all loss of rent and other payments which the Sublessor may incur by reason of such termination during. the residue of the term. If the Sublessee shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on Sublessee's part to be observed or performed under or by virtue of any of the provisions in any article of this Sublease, the Sublessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Sublessee. If the Sublessor makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting, or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of eight percent (8%) per annum and costs, shall be paid to the Sublessor by the Sublessee as additional rent.

18.   RIGHT TO RELOCATE

      The Sublessor shall have no right to relocate Sublessee at any time during the Term, unless Sublessee agrees to relocation in advance.

19.   PARKING

      Sublessor will provide Sublessee with reasonable access to parking spaces in the parking area adjacent to the Building and shall maintain, repair and light such parking area and be responsible for the removal of snow and ice from such parking area in keeping with the Master Lease, and at no cost to Sublessee. Sublessor shall designate for Sublessee's exclusive use one handicapped parking space next to the handicapped elevator in the Building.

20.   CAFETERIA, CONFERENCE CENTER

      During the Term, Sublessor shall provide Sublessee reasonable access to and use of Sublessor's cafeteria facilities and services during Sublessor's normal hours of operation. Sublessor shall permit Sublessee to use Sublessor's conference center, including all audio/visual equipment located in the conference center, at a cost of $1,000 per day subject to availability.

21.   NOTICE

      Any notice from the Sublessor to the Sublessee relating to the Premises or this Sublease shall be deemed duly served if mailed to the Sublessee at the Premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the Sublessee with a copy of such notice being sent to Goodwin Procter LLP, Exchange Place, Boston, MA 02109; attn Michael H. Glazer, P.C. Any notice from the Sublessee to the Sublessor relating to the Premises or this Sublease shall be deemed duly served, if mailed to the Sublessor by registered or certified mail, return receipt requested, postage prepaid, addressed to the Sublessor at the address below or such address as the Sublessor may from time to time advise in writing. All rent and notices shall be paid and sent to the Sublessor at One High Street, North Andover, Massachusetts 01845, unless and until Sublessor notifies Sublessee to the contrary.

22.   SURRENDER

      The Sublessee shall at the expiration or other termination of this Sublease remove all Sublessee's goods and effects from the Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the Sublessee or on Sublessee's behalf, either inside or outside the Premises). Sublessee shall deliver to the Sublessor the Premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the Premises (unless removal is required as a condition of Sublessor's consent), in good condition, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the Sublessee's failure to remove any of Sublessee's property from the Premises, Sublessor is hereby authorized, without liability to Sublessee for loss or damage thereto, and at the sole risk of Sublessee, to remove and store any of the property at Sublessee's expense, or to retain same under Sublessor's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

23.   QUIET ENJOYMENT

      Sublessor covenants that Sublessee, on paying the rent and performing its obligations under this lease, shall peacefully and quietly have, hold, and enjoy the Premises, free from disturbance by Sublessor and anyone claiming by, through, or under Sublessor, subject to this Sublease and the provisions of law and rights of record to which this Sublease may become subordinate pursuant to the terms hereof.

24.   WAIVER OF SUBROGATION

      Sublessor and Sublessee will each use its best efforts to cause all policies of fire; extended coverage, and other physical damage insurance covering the Premises, the Building, and any property therein to contain the insurers' waiver of subrogation and consent to pre-loss rights over by the insured. Notwithstanding any provisions of this Sublease to contrary, Sublessor and Sublessee respectively waive all claims and rights to recover against the other for injury or loss due to hazards covered by insurance containing said clause or endorsement to the extent of the injury or loss covered thereby.

      If such provision or waiver is not obtainable without the payment of an additional premium, the party hereto and the party giving such notice shall be relieved of its obligation to obtain or continue such provision or waiver in its policy or policies unless, in the case in which the same is obtainable upon payment of an additional premium, the other party pays such additional premium.

25.   BROKERAGE

      Sublessor and Sublessee represent and warrant that they have dealt with no other broker than The Codman Company representing Sublessor and Sam Oddo Inc. representing Sublessee in connection with this transaction and that no other broker, agent, or other person has brought about this transaction. Sublessor and Sublessee indemnify and hold each other harmless from the claims of other broker, agent, or person claiming any form of compensation by virtue of this transaction. Sublessor shall pay a brokerage commission in accordance with the Brokerage Agreement between Sublessor and The Codman Company. Payment of a brokerage commission to Sam Oddo Inc. shall be the responsibility of The Codman Company s and not the responsibility of Sublessor or Sublessee.

      IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this __th day of July, 2001.

/s/ Marsden S. Cason                      /s/ Signature illegible
------------------------------------      -------------------------------------
               SUBLESSEE                                  SUBLESSOR


                                          /s/ Robert W. Bell
------------------------------------      -------------------------------------
               SUBLESSEE                                  SUBLESSOR

                  NORTH ANDOVER HIGH STREET LIMITED PARTNERSHIP

                         C/O YALE PROPERTIES (USA) INC.

                         6256 GREENWICH DRIVE, SUITE 230

                           SAN DIEGO, CALIFORNIA 92122

                             TELEPHONE 619.535.8111

                              TELEFAX 619.535.8199

                               CONSENT TO SUBLEASE

August 13, 2001

Schneider Automation Inc.                 Converse Inc.
One High Street                           One Fordham Road
North Andover, Massachusetts 01845        North Reading, MA 01864


Re:   Property:               North Andover Mills, High Street, North Andover,
                              Massachusetts

      Landlord:               North Andover High Street Limited Partnership;
                              successor in title to NAM Partners Limited
                              Partnership

      Prime Tenant:           Schneider Automation Inc.

      Prime Lease:            "Lease" between North Andover Mills Realty Limited
                              Partnership and Gould, Inc., dated August 28,
                                1986, as. amended

      Sublet Premises:        The entirety of the third (3rd), fourth (4th) and
                              fifth (5th) floors of Building 14 of the Property, consisting of approximately 65,800 square feet, as more particularly_ shown in the Sublease.

      Subtenant:              Converse, Inc.

      Date of Sublease:       As of July 27, 2001

Gentlemen:

      Pursuant to terms of the Prime Lease, you have asked for Landlord's consent to the Sublease, a true, complete and correct copy of which is annexed hereto as Exhibit A and made a part hereof.

      This document (the "Consent") evidences Landlord's consent to the Sublease upon the following express terms and conditions:

      1. The Sublease is and continues to be subject and subordinate to the Prime Lease and to all of the terms, covenants, conditions, provisions and agreements in the Prime Lease and in this Consent.

      2. Neither the Sublease nor this Consent shall: .

            (a) release or discharge the Prime Tenant from any liability, whether present or future, under the Prime Lease;

            (b) operate as a consent or approval by Landlord to any of the particular terms, covenants, conditions, provisions or agreements of the Sublease and Landlord shall not be bound thereby;

            (c) be construed to modify, waive or affect any of the terms, covens, conditions, provisions or agreements of the Prime Lease, or to waive any breach thereof, or any of the rights of Landlord thereunder, or to enlarge or increase Landlord's obligations or Prime Tenant's rights thereunder; or

            (d) be construed as a consent by Landlord to any further subletting either by Prime Tenant or by Subtenant or to any assignment by Prime Tenant of the Prime Lease or assignment by the Subtenant of the Sublease, whether or not the Sublease purports to permit the same and, without limiting the generality of the foregoing, both Prime Tenant and Subtenant agree that the Subtenant has no right, without having caused Prime Tenant to obtain the prior written consent of the Landlord, to assign, mortgage or encumber the Sublease nor to sublet any portion of the Sublet Premises nor to permit any portion of the Sublet Premises to be used or occupied by any other party.

      3. In the event of Prime Tenant's continued default beyond any applicable notice and/or cure periods under the provisions: of the Prime Lease, the rent due from the Subtenant under the Sublease shall be deemed assigned to Landlord and Landlord shall have the right at any time thereafter to give notice of such assignment to the Subtenant. Landlord shall credit Prime Tenant with any rent received by Landlord under such assignment, but the acceptance of any payment on account of rent from the Subtenant as the result of any such default shall in no manner whatsoever be deemed an attornment by the Subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such effect, or serve to release Prime Tenant from any liability under the terms, covenants, conditions, provisions or agreements of the Prime Lease.

      4. Any breach or violation of any provision of the Prime Lease by Subtenant shall be deemed to be and shall constitute a default by Prime Tenant under the Prime Lease.

      5. Prime Tenant and Subtenant agree and acknowledge that Landlord's consent herein is not an assignment or partial assignment of the Prime Lease, and thus does not create any privity of contract relative to the Prime Lease. This Consent shall not create nor be deemed to be the basis of creating any covenant, representation or warranty, express or implied (including, without limitation, any covenant of quiet enjoyment), on the part of Landlord with respect to the terms of the Sublease, Subtenant's use and enjoyment of the Sublet Premises, or any other matter arising out of or in connection with the Sublease. Notwithstanding any provisions of the Sublease to the contrary, Subtenant shall have no right to enforce any of Prime Tenant's rights under the Prime Lease against the Landlord, all of such rights being personal to the Prime Tenant.

      6. The term of the Sublease shall expire and come to an end on the earliest of (i) its natural expiration date, (ii) any earlier termination date,
(iii) the natural expiration date of the Prime Lease, or (iv) any earlier termination of the Prime Lease for any reason whatsoever (including, without limitation, any termination by mutual consent or other right, now or hereafter agreed to by Landlord or Prime Tenant, or by operation of law or at Landlord's option in the event of a default by Prime Tenant). Upon the expiration or any earlier termination of the term of the Sublease, Subtenant shall vacate the Sublet Premises on or before such date, provided, however, that if the Prime Lease shall expire or terminate during the term of the Sublease, Landlord, in its sole discretion (upon written notice given to Prime Tenant and Subtenant not later than the effective date of such expiration or termination and without any additional further agreement of any kind on the part of the Subtenant), may elect to continue the Sublease with the same force and effect as if Landlord as lessor and Subtenant as tenant had entered into a lease as of such effective date for a term equal to the then unexpired term of the Sublease and containing the same terms and conditions as those contained in the Sublease. In such event, Subtenant shall attorn to Landlord, and Landlord and Subtenant shall have the same rights, obligations and remedies thereunder as were had by Prime Tenant and Subtenant thereunder prior to such effective date, respectively, except that in no event shall Landlord be (a) liable for any act or omission by Prime Tenant,
(b) subject to any offsets or defenses which Subtenant had or might have against Prime Tenant, (c) bound by any rent or additional rent or other payment paid. by Subtenant to Prime Tenant in advance, or (d) bound by any amendment or modification to the Sublease not consented to by Landlord. In the event of the failure of Subtenant to vacate the Sublet Premises at the end of the term of the Prime Lease (if Landlord declines to elect to continue the Sublease) or at the end of the Sublease term (if Landlord elects to continue the Sublease), Landlord shall be entitled to exercise, as against Subtenant, all the rights and remedies available to a landlord against a tenant holding over after the expiration of a term, including, without limitation, the rights and remedies available to Landlord under the Prime Lease against Prime Tenant for holding over after the expiration or earlier termination of the term of the Prime Lease.

      7. Both Prime Tenant and Subtenant shall be and continue to be jointly and severally liable for all invoices rendered by Landlord for charges incurred by or imposed upon Subtenant for any services rendered and materials supplied to the Sublet Premises.

      8. This Consent is not assignable, nor shall this Consent be deemed a consent to any amendment or modification of the Sublease without Landlord's prior written consent.

      9. Prime Tenant and Subtenant covenant and agree that under no circumstances shall Landlord be liable for any brokerage commission or other charge or expense in connection with the Sublease, and Prime Tenant and Subtenant agree to indemnify Landlord against same and against any cost or expense (including but not limited to attorneys' fees) incurred by Landlord in connection with any claim for any such brokerage commission.

      10. Subtenant agrees, at its expense, to maintain at all times during its occupancy of the Sublet Premises or any other space in the Building, the insurance policies required to be maintained by Prime Tenant pursuant to the terms of the Prime Lease. All such policies shall name Landlord, North Andover High Street II, LLC and any property manager designated by Landlord as additional insureds, and shall contain clauses which provide that such insurance shall not be cancelled or not renewed by the provider thereof without thirty
(30) days prior written notice to Landlord of such cancellation or non-renewal. Subtenant shall, prior to the commencement of the term of the Sublease, and within ten (10) days after request therefor by Landlord, deliver to Landlord certificates evidencing said insurance.

      11. Subtenant and Prime Tenant each acknowledge that applicable laws prohibit multiple tenants or occupants of the individual floors comprising the Sublet Premises, as the same is presently constructed. Subtenant and Prime Tenant therefore agree that so long as Subtenant occupies any portion of the Sublet Premises, Prime Tenant shall have no right to occupy any portion of the Sublet Premises without Landlord's prior consent, with the effect that there shall be only one (1) occupant of each individual floor comprising the Sublet Premises at all times. Landlord shall not unreasonably withhold its consent to the occupancy of the Sublet Premises by multiple tenants (and Landlord shall grant its consent to Prime Tenant's occupancy) provided (in each case) appropriate improvements are hereafter constructed to Landlord's reasonable satisfaction and in any event in such a manner so that multiple tenants may occupy any such floor in compliance with all applicable law relating thereto.


      12. Subtenant and Prime Tenant shall be permitted to perform any alterations to the Sublet Premises permitted under the terms of the Prime Lease, provided the cost and expense of the same shall be borne entirely by such parties and shall result in no cost to Landlord, and the performance of such alterations shall in any event be and remain expressly subject to full compliance with all applicable state, federal and local laws, regulations and ordinances, as well as each and every term of the Prime Lease, including, without limitation, Article 13 thereof. Notwithstanding the foregoing, Prime Tenant and Subtenant expressly agree that in no event shall any partition, demising wall or any other alteration to the Sublet Premises designed to partition any portion of the Sublet Premises into space to be occupied by multiple occupants (including Prime Tenant) be performed without Landlord's prior consent (which consent shall not be unreasonably withheld and provided such alterations are in full compliance with all applicable law). Without limiting the foregoing, Landlord hereby consents to the performance of the work shown in the permit set of plans dated as of July 27, 2001 prepared by Siemasko + Verbridge Inc. Architectural and Interior Design Firm and submitted to Landlord. The following drawings have been reviewed and approved for construction: Drawings dated July 27, 2001, T1, D1, D2, D3, and Al through A9.

      13. Landlord's consent herein shall not constitute an agreement, representation, warranty or verification that the Sublease is in compliance with the Prime Lease or that the Sublet Premises are fit for Subtenant's purposes.

      14. Prime Tenant and Subtenant represent and warrant to Landlord that no compensation or consideration of any kind other than as expressly set forth in the Sublease or this Consent has been, or will be, paid by Subtenant to Prime Tenant in connection with the Sublease.

      15. Notwithstanding any provisions of the Sublease to the contrary, Landlord shall have no obligation to deliver any notices or copies of notices to Subtenant, and no obligation to accept, consider or respond to any request, inquiry, demand or other communication from Subtenant, whether of a type described in the Prime Lease, the Sublease or otherwise.

      16. Except as between Subtenant and Prime Tenant, in the event of any conflict between the terms and provisions of the Prime Lease and the terms and provisions of the Sublease, the terms and provisions of the Prime Lease shall control, unaffected by the Sublease. In the event of any conflict between the terms and provisions of this Consent and the Sublease, the terms and provisions of this Consent shall control.

      17. Without implied waiver of any of Landlord's rights under the Lease or this Consent, Prime Tenant and Subtenant agree that Landlord shall be entitled to withhold its consent to any future assignment or sublease of all or any portion of the Prime Tenant's Demised Premises, in Landlord's sole discretion and without any liability to Prime Tenant, in the event that such proposed assignment or sublease (a) is to a party which, during the term of this Lease, is, was ever, or has previously negotiated with Landlord to be, a tenant (or a sublessee, successor or assignee of such a tenant) of Landlord (or an affiliate of Landlord), at the Property, or (b) does not provide for the construction of improvements (at no expense to Landlord) to partition via interior walls, doors and other improvements to Landlord's reasonable satisfaction and in any event in compliance with all applicable law) any partial floor of the Demised Premises to be demised thereunder from the remainder of the Demised Premises (including any portion of the Demised Premises previously sublet or transferred). In such an event, such demising improvements shall be considered a cost directly incurred in connection with such sublease or transfer.

      18. Prime Tenant acknowledges and agrees that Prime Tenant shall pay to Landlord upon demand all reasonable attorney's fees and expenses incurred by Landlord in connection with the Sublease and this Consent. Prime Tenant shall also pay to Landlord, in advance and on a monthly basis, an amount (the "Sublease Profit") equal to fifty percent (50%) of the amount by which the monthly rent payable by Subtenant under the Sublease exceeds the sum of (a) Prime Tenant's monthly payments of Fixed Rent and Tenant's Percentage of Taxes and Expenses payable under the Prime Lease and allocable to the Sublet Premises and (b) all of Prime Tenant's out-of-pocket expenses directly incurred in connection with the Sublease, amortized monthly on a straight-line basis over the term of the Sublease. A spreadsheet detailing all of Prime Tenant's out of-pocket costs and the payments of Fixed Rent and Taxes and Expenses allocable to the Sublet Premises, in substantially the form of Exhibit B attached hereto, shall be tendered by Prime Tenant to Landlord within 90 days of the date of this Consent together with a full accounting of Prime Tenant's out-of-pocket expenses incurred in connection with the Sublease. Landlord shall have the right from time to time to review Prime Tenant's books and records and require Prime Tenant to substantiate its accountings with respect to such costs, and Landlord and Prime Tenant shall make adjustments to the Sublease Profit based on the actual amounts received and properly expended by Prime Tenant as a result of the Sublease. Prime Tenant further agrees that in no event shall Landlord be required to recognize and give due credit to Prime Tenant in the computation of Sublease Profit, whether for the Sublease or for any future sublease or assignment of any portion of Prime Tenant's Demised Premises, for any out-of-pocket costs of Prime Tenant other than those categories/line items listed on Exhibit B hereto.

      19. Without waiving any rights or objections with respect to any future requests or Landlord's consent to any future sublease, Prime Tenant and Subtenant, by their signatures below, expressly acknowledge and agree that (i) the foregoing conditions and agreements provide a material inducement to Landlord's agreement to provide its consent to the Sublease, (ii) that Landlord has represented to Prime Tenant and Subtenant that it would not otherwise have provided such consent without Prime Tenant and Subtenant's collective agreement with the foregoing terms and conditions, and (iii) that Landlord would have been within its rights under the terms of the Lease to withhold such consent absent Prime Tenant and Subtenant's collective agreement with the foregoing terms and conditions.

      20. This Consent shall be construed in accordance with the laws of the Commonwealth of Massachusetts, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be changed or terminated orally or by course of conduct, but only by a written agreement signed by the party against whom enforcement is sought.

      All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease. The execution of a copy of this Consent by Prime Tenant and by Subtenant shall indicate the joint and several confirmation of the foregoing conditions and their agreement to be bound thereby and shall constitute their representation that the copy of the Sublease annexed hereto is true, complete and correct.

                          [continued on following page]

      This consent shall be null and void unless a duly countersigned copy is returned to Landlord not later than seven (7) business days following the date first above written.

Very truly yours,

LANDLORD:                         North Andover High Street Limited Partnership

                                  By:  North Andover High Street II, L.L.C.,
                                       its general partner

                                       By:
                                           ------------------------------------
                                           Robert Mashaal, a member

CONFIRMED AND AGREED:

PRIME TENANT:                     SCHNEIDER AUTOMATION INC.,
                                  a Delaware corporation

                                  By:  /s/ Robert W. Bell
                                       ----------------------------------------
                                  Its: Corporate Secretary
                                       ----------------------------------------

                                  Date: 8/21/01
                                        ---------------------------------------


PRIME TENANT:                     CONVERSE INC.,
                                  a Delaware corporation

                                  By:  /s/ Marsden S. Cason
                                       ----------------------------------------
                                  Its:
                                       ----------------------------------------

                                  Date:
                                        ---------------------------------------